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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  JULY 14, 2000



                              Auspex Systems, Inc.
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             (Exact name of registrant as specified in its charter)

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
         Delaware                                    0-21432                                   93-0963760
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(State or other jurisdiction of               (Commission File Number)                (IRS Employer Identification No.)
       incorporation


                  2800 Scott Boulevard, Santa Clara, California                                    95050
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                     (Address of principal executive offices)                                    (Zip Code)

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        Registrant's telephone number, including area code (408) 566-2000





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Item 5.   Other Events

               On July 14, 2000, Auspex Systems, Inc. ("Auspex") issued the following press release:

                      "AUSPEX SYSTEMS EXPECTS LOWER FOURTH
                            QUARTER REVENUE, EARNINGS

          SANTA CLARA, CA--July 14, 2000--Auspex Systems, Inc. (NASDAQ:ASPX), a leader in the Network Attached Storage market, today announced that it expects to report a net loss of between $0.46 and $0.48 per share on revenues of between $12 and $12.5 million. Final results for the quarter ended June 30 are expected to be released on July 27.

          In the same quarter last year, the company reported a net loss of $0.51 per share on revenues of $26.1 million.

          The Company said the quarter's revenue was affected by lower than expected product sales, particularly in the Pacific Rim.

          "While our revenues are disappointing, we ended the quarter with a backlog of orders for new product. Our service revenues continue to be strong. The restructuring process is now complete, significantly reducing our expense run rate going forward, and we continue to concentrate on strengthening our sales and marketing organizations," said Gary J. Sbona, Chairman and Chief Executive Officer.

          In addition, effective June 30, 2000, Mr. Stephen Cheheyl and Mr. Frank King resigned as Directors of the Company. "We thank them for their contributions to the Company and wish them well for the future. We are engaged in an active search to find qualified new Board members who will contribute to the future success of the Company," said Mr. Sbona.

          About Auspex

          Auspex Systems is a leading provider of network data-access solutions for All the Data, All the Time(TM). The company's customers are the market leaders and innovators in some of today's most competitive industries, where around-the-clock availability of data is essential in order to achieve the individual objectives of their businesses. Visit the company's web site at www.auspex.com.

          The statements in this press release regarding expected fourth quarter losses and revenues, the date of release of such financial information, the continuing strength of service revenues, and reduced expense run rates, are forward-looking statements

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          based on current information and expectations and involve a number of risks and uncertainties. Actual results and events may differ materially from those projected in such statements due to various factors, including but not limited to: Market acceptance of our products; the significant percentage of Auspex's sales occurring at the very end of the quarter making predictions especially difficult and creating a substantial risk of variance in actual results; changes in pricing competition in the market; and the ability to recruit and retain qualified personnel. For more information concerning these and other possible risks, please refer to the Company's Form 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission. These filings can be accessed over the Internet at http://www.sec.gov."


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2000


                                        AUSPEX, INC.


                                        /s/ Peter R. Simpson
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                                        Peter R. Simpson
                                        Chief Financial Officer